exhibit 5.1
October 10, 2008
BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Re:	Registration Statement on Form S-3 (File No. 333-143789)
Ladies and Gentlemen:
We have acted as counsel to BMP Sunstone Corporation, a Delaware corporation (the “Company”), in connection with the offering by the Company of 1,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Offered Shares”) and an additional 10,500 shares of Common Stock (the “Other Shares” and together with the Offered Shares, the “Shares”) pursuant to the referenced Registration Statement (the “Registration Statement”) and the Prospectus Supplement dated October 9, 2008 (the “Prospectus Supplement”) each filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).
In connection with this opinion letter, we have examined the Registration Statement, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that the Shares are duly authorized and the Shares are validly issued, fully paid and non-assessable.
The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other state or jurisdiction.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the base prospectus included in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ MORGAN, LEWIS & BOCKIUS LLP